EXHIBIT 10(j)

                      SUPPLEMENTAL AGREEMENT


          SUPPLEMENTAL AGREEMENT made as of September 1, 1997, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and EUGENE P. BEARD (hereinafter referred to as "Executive"):
                       W I T N E S S E T H
          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of July 1, 1995, as amended by a Supplemetal Agreement dated as of March 12, 1997 (hereinafter referred to collectively as the "Employment Agreement"); and
          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;
          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:
          1. Paragraph 3.02 of the Employment Agreement is amended, effective September 1, 1997, by deleting "$600,000" therefrom and substituting "$700,000" therefor.
          2. Except as hereinabove amended, the Employment Agreement shall continue in full force and effect.
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          3.   This Supplemental Agreement shall be governed by
               the laws of the State of New York.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.
                         By:  C. Kent Kroeber


                              Eugene P. Beard